Exhibit 99.99

Deer Consumer Products, Inc. Anticipates Strong 3rd Quarter Product Sales, to Issue 3rd Quarter Regular Cash Dividend, Conducts Normal Course of Business

NEW YORK, Sept. 16, 2011 /PRNewswire/ -- Deer Consumer Products, Inc.(Nasdaq:DEER - News) (website: http://www.deerinc.com/),a leading provider of "DEER" branded household consumer products to Chinese consumers and a vertically integrated manufacturer of small household and kitchen appliances for global customers today announced that Deer is scheduled to pay on October 14, 2011, its regular quarterly cash dividend of $0.05 per share to shareholders of record as of September 30, 2011.

In 2011, Deer has consistently made quarterly cash dividend payments of $0.05 per share to its shareholders. Deer anticipates reporting strong 3rd quarter product sales as it continues to conduct its normal course of business.

EXTORTION ATTEMPTS AND FALSE ALLEGATIONS BY ILLEGAL STOCK SHORT SELLERS

Deer is fully aware of the latest desperate illegal short seller attacks on its stock, including repeated publication of the same misstatements by fictitious figure "Alfred Little" and so-called bloggers called “GeoInvesting”. Deer management emphatically and categorically denies the allegations and imputations in these stories which are based on fabricated information credited to sources with false identities and include inaccurate statements regarding China land use rights and Deer’s business. The authors of these publications, “Alfred Little” and “GeoInvesting,” have failed to reveal their true identities and conflicts of interest to avoid responsibility for their spreading of false statements, continued defamation of Deer and engaging in market manipulation.

In connection with these publications, the entities behind them have approached Deer with questionable offers to cease their "attacks". For example, “Alfred Little” offered to issue retractions of various articles in exchange for Deer dropping its ongoing subpoena and discovery efforts in the Superior Court of the State of New York and “GeoInvesting” offered to provide paid “consulting services” to Deer several months ago. Deer refuses to compromise its vigorous efforts against these entities that the Company believes are operating for the benefit of short sellers.

HARBIN ELECTRIC, A PUBLIC COMPANY GOING PRIVATE AT $24 PER SHARE

Deer also notes that short sellers have attempted to link Deer to a highly profitable, heavily shorted and unrelated company, Harbin Electric, Inc., which is in the process of completing a going private transaction at $24 per share in cash, advised by Goldman Sachs, Morgan Stanley and Lazard Frères & Co., as well as law firms including Skadden, Arps, Slate, Meagher & Flom LLP, Davis Polk & Wardwell, Gibson, Dunn & Crutcher LLP and Loeb & Loeb LLP. Harbin has been on the NASDAQ’s Reg. SHO list for the last 70 days, indicating naked short sellers have failed to deliver shares on settlement dates in blatant violation of U.S. securities laws.

Like the common stock of Harbin Electric, Deer believes its stock has also been manipulated in collusion among "naked" short sellers. Deer believes that these illegal short sellers include California and offshore-based hedge funds and individuals that distribute false and fabricated information concerning Deer via various websites and blogs. Deer will continue to vigorously pursue all legal actions to protect its shareholders' value.

SHORT SELLER RECOMMENDATIONS ARE NOT REGISTERED WITH THE SEC

The Company notes that the short seller publications by “Alfred Little”, “GeoInvesting” and others, involve the direct recommendation of securities traded in the United States. Neither “Alfred Little” nor “GeoInvesting” is an entity registered or approved by the SEC, FINRA or any other regulatory authority. They are unknown individuals without any regulatory validation of their qualifications while providing recommendations without any means to check their records or identify any conflicts of interest.  Deer strenuously objects to dealing with “ghosts,” whose true identities are unknown and who refuse to identify themselves in what Deer believes are attempts to avoid liability for spreading false statements, defaming the company and engaging in market manipulation.

DEER ENCOURAGES SHORT SELLERS TO REVEAL TRUE IDENTITIES AND APPEAR IN COURT

Deer encourages “Alfred Little” and “GeoInvesting” to disclose what Deer believes are illegal payments received from short seller hedge funds in exchange for the publication of the false short seller reports and for these entities to appear in court to defend their actions as defendants in Deer’s litigation against them.

Deer has repeatedly filed relevant land acquisition related documents with the SEC, and stands by the accuracy of its public filings. Deer has also made repeated public filings stating that its construction progress in Wuhu is proceeding well in accordance with the Company’s China domestic expansion strategies.

DEER’S ACQUISITION OF LAND USE RIGHTS COMPLY WITH ALL RELEVANT REGULATIONS AND DISCLOSURE REQUIREMENTS

There is no private ownership of land in China and the right to use land is highly regulated by the PRC government. Prices for the rights to use land are quoted for either “quota-approved land” or land that has not been pre-approved for sale. The amount of quota-approved land, which is land that has been registered for sale, is limited on a national basis and its sale must be approved and publicly recorded with China’s Ministry of Land and Resources. Records of use rights sold for quota-approved land specify the size and price paid for the land and are the only accurate measure of price for land use rights available for sale in China. The relevant PRC government agencies will only issue official land use rights certificates for quota-approved land. In the Wuhu area of China where Deer has acquired land use rights, the quota-approved land available for sale has for months been completely exhausted.

In China, local municipal employees are charged with promoting local land development and attracting new businesses into the area. Unless land is quota-approved and registered with China’s Ministry of Land and Resources, any statement regarding the pricing of land in the area is not reliable and accurate. Land that is not quota-approved is routinely underpriced to attract potential business. These facts about land use rights are well known in China, but Deer believes that the short seller allegations have exploited the general lack of knowledge in the U.S. about China’s land system and mischaracterized these basic facts to help the publisher’s hedge fund clients to benefit from short positions in Deer and to subsequently cover them at the expense of Deer’s public shareholders.

Deer has followed all requirements under PRC land regulations to obtain approval and the land use rights certificates to its land in the Wuhu area. Deer has filed documents related to its acquisition of land use rights and made such disclosure in various filings filed with the SEC, including the accurate costs for the land use rights.

ABOUT DEER CONSUMER PRODUCTS, INC.

Deer Consumer Products, Inc. is a NASDAQ Global Select Market listed U.S. company with its primary operations in China. Deer has a 16-year operating business as well as a strong balance sheet. Operated by Deer's founders and supported by more than 100 patents, trademarks, copyrights and approximately 2,000 staff, Deer is a leading provider of "DEER" branded consumer products to Chinese consumers and a leading vertically integrated manufacturer of small home and kitchen appliances for global customers. DEER's product lines include series of small household and kitchen appliances as well as personal care products designed to make modern lifestyles easier and healthier.

SAFE HARBOR STATEMENT

All statements in this press release that are not historical are forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ from the company's expectations. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect Deer's current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in Deer's filings with the Securities and Exchange Commission.

Contact Information:
Corporate Contact:
Ms. Helen Wang, President
Deer Consumer Products, Inc.
Tel: 011-86-755-86028300
Email: investors@deerinc.com